     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 29, 2001

                                                     REGISTRATION NO. 333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                               ----------------

                                    FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                               ----------------

                       L-3 COMMUNICATIONS HOLDINGS, INC.
            (Exact Name of Registrant as Specified in its Charter)


             DELAWARE                                           13-3937434
(State or Other Jurisdiction of                              (I.R.S. Employer
Incorporation or Organization)                            Identification Number)


                               600 THIRD AVENUE
                           NEW YORK, NEW YORK 10016
   (Address, Including Zip Code, of Registrant's Principal Executive Office)


          L-3 COMMUNICATIONS CORPORATION EMPLOYEE STOCK PURCHASE PLAN
                           (Full titles of the Plan)

                               ----------------

                            CHRISTOPHER C. CAMBRIA
                       L-3 COMMUNICATIONS HOLDINGS, INC.
                               600 THIRD AVENUE
                           NEW YORK, NEW YORK 10016
                                (212) 697-1111
(Name, Address and Telephone Number, Including Area Code, of Agent For Service)



                                   COPY TO:
                           VINCENT PAGANO, JR., ESQ.
                          SIMPSON THACHER & BARTLETT
                             425 LEXINGTON AVENUE
                         NEW YORK, NEW YORK 10017-3909
                                (212) 455-2000


       APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.


                        CALCULATION OF REGISTRATION FEE

=================================================================================================================================
                                                                            PROPOSED            PROPOSED
                                                           AMOUNT TO         MAXIMUM             MAXIMUM           AMOUNT OF
                                                              BE         OFFERING PRICE         AGGREGATE         REGISTRATION
         TITLE OF SECURITIES TO BE REGISTERED             REGISTERED      PER UNIT (a)      OFFERING PRICE (a)       FEE (a)
--------------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value per share(b)(c).........    1,500,000           $79.36          $119,040,000           $29,760
=================================================================================================================================

--------------------------------------------------------------------------------
(a) Pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act"), the proposed maximum offering price per share, the proposed maximum aggregate offering price and the amount of registration fee have been computed on the basis of the average high and low prices per share of the Common Stock on the New York Stock Exchange on June 28, 2001.

================================================================================

                                    PART II

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed with the Securities and Exchange Commission by L-3 Communications Holdings, Inc. (the "Company" or the "Registrant") are hereby incorporated in this Registration Statement by reference:

     (a)  Annual report on Form 10-K for the year ended December 31, 2000;


     (b)  Quarterly report on Form 10-Q for the quarter ended March 31, 2001.

     (c)  Current reports on Form 8-K/A filed March 21, 2001 and April 3, 2001.

     (d) Registration Statement filed pursuant to Rule 424(b)(1) under the Securities Act, filed April 26, 2001 with respect to the registration of Common Stock.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of this Registration Statement and prior to the filing of a post- effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


ITEM 4. DESCRIPTION OF SECURITIES.

     Not required.


ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     None.


ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law (the "DGCL") provides for, among other things:

          (i) permissive indemnification for expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by designated persons, including directors and officers of a corporation, in the event such persons are parties to litigation other than stockholder derivative actions if certain conditions are met;

          (ii) permissive indemnification for expenses (including attorneys' fees) actually and reasonably incurred by designated persons, including directors and officers of a corporation, in the event such persons are parties to stockholder derivative actions if certain conditions are met;

          (iii) mandatory indemnification for expenses (including attorneys' fees) actually and reasonably incurred by designated persons, including directors and officers of a corporation, in the event such persons are successful on the merits or otherwise in defense of litigation covered by
     (i) and (ii) above; and

          (iv) that the indemnification provided for by Section 145 is not deemed exclusive of any other rights which may be provided under any by-law, agreement, stockholder or disinterested director vote, or otherwise.

     In addition to the indemnification provisions of the DGCL described above, the Registrant's Certificate of Incorporation (the "Certificate of Incorporation") provides that the Registrant shall, to the fullest extent permitted by the DGCL, (i) indemnify its officers and directors and (ii) advance expenses incurred by such officers or directors in relation to any action, suit or proceeding.

     The Registrant's Bylaws (the "Bylaws") require the advancement of expenses to an officer or director (without a determination as to his conduct) in advance of the final disposition of a proceeding if such person furnishes a written affirmation of his good faith belief that he has met the applicable standard of conduct and furnishes a written undertaking to repay any advances if it is ultimately determined that he is not entitled to indemnification. In connection with proceedings by or in the right of the Registrant, the Bylaws provide that indemnification shall include not only reasonable expenses, but also judgments, fines, penalties and amounts paid in settlement. The Bylaws provide that the Registrant may, subject to authorization on a case-by-case basis, indemnify and advance expenses to employees or agents to the same extent as a director or to a lesser extent (or greater, as permitted by law) as determined by the Board of Directors.

     The Bylaws purport to confer upon officers and directors contractual rights to indemnification and advancement of expenses as provided therein.

     The Certificate of Incorporation limits the personal liability of directors to the Registrant or its stockholders for monetary damages for breach of the fiduciary duty as a director, other than liability as a director (i) for breach of duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (certain illegal distributions) or (iv) for any transaction for which the director derived an improper personal benefit.

     The Registrant maintains officers' and directors' insurance covering certain liabilities that may be incurred by officers and directors in the performance of their duties.


ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.


ITEM 8. EXHIBITS.

   The following exhibits are filed as part of this Registration Statement:

   4.1   Amended and Restated Certificate of Incorporation of L-3
         Communications Holdings, Inc. (incorporated by reference to Exhibit 3.1 to Registration Statement on Form S-1, File No. 333-46975).

   4.2 By-Laws of L-3 Communications Holdings, Inc. (incorporated by reference to Exhibit 3.2 to Registration Statement on Form S-1, File No. 333-46975).

   5.1 Opinion of Simpson Thacher & Bartlett regarding the legality of the newly issued stock being registered.

   23.1  Consent of PricewaterhouseCoopers LLP, independent auditors.

   23.2 Consent of Simpson Thacher & Bartlett (included in their opinion filed as Exhibit 5.1 hereto).

   24    Power of Attorney (included in Part II of this Registration
         Statement).


ITEM 9. UNDERTAKINGS.

     (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent a no more than 20 percent change in the maximum offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information set forth in this Registration Statement;

    provided, however, that the undertakings set forth in paragraphs (i) and
    (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
     Section 13(a) or Section 15(d) of the Exchange Act (and each filing of each plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, L-3 Communications Holdings, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 29th day of June 2001.


                                 L-3 COMMUNICATIONS HOLDINGS, INC.


                                 By: /s/ Christopher C. Cambria
                                     ----------------------------------------
                                 Name: Christopher C. Cambria
                                 Title: Senior Vice President-General Counsel
                                        and Secretary


                               POWER OF ATTORNEY

     The undersigned Directors of L-3 Communications Holdings, Inc., a Delaware corporation, which proposes to file with the Securities and Exchange Commission, Washington, D.C., under the provisions of the Securities Act, a Registration Statement on Form S-8 with respect to certain shares of its common stock to be issued to employees pursuant to the L-3 Communications Corporation Employee Stock Purchase Plan, hereby constitutes and appoints Christopher C. Cambria as his or her attorney, with full power of substitution and resubstitution, for and in his or her name, place and stead, to sign and file the proposed Registration Statement and any and all amendments and exhibits thereto, and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to such securities or such registration, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary to be done in the premises, hereby ratifying and approving the acts of such attorney or any such substitute.

     IN WITNESS WHEREOF, the undersigned has hereunto set his or her hand at New York, New York this 29th day of June, 2001.


               SIGNATURE                                        TITLE
               ---------                                        -----

                    *                     Chairman, Chief Executive Officer and Director
-------------------------------------       (Principal Executive Officer)
           Frank C. Lanza


                    *                     President, Chief Financial Officer (Principal
-------------------------------------       Financial Officer) and Director
           Robert V. LaPenta


     /s/ Christopher C. Cambria           Senior Vice President -- General Counsel and
-------------------------------------       Secretary
        Christopher C. Cambria


                    *                     Senior Vice President -- Finance and Controller
-------------------------------------       (Principal Accounting Officer)
         Michael T. Strianese


                    *                     Director
-------------------------------------
            David J. Brand


                    *                     Director
-------------------------------------
          Thomas A. Corcoran


                    *                     Director
-------------------------------------
           Alberto M. Finali


                    *                     Director
-------------------------------------
           Robert B. Millard


                    SIGNATURE                        TITLE
                    ---------                        -----

                    *                     Director
-------------------------------------
             John E. Montague


                        *                 Director
-------------------------------------
         John M. Shalikashvili


                        *                 Director
-------------------------------------
            Arthur L. Simon


                        *                 Director
-------------------------------------
           Alan H. Washkowitz


*By Christopher C. Cambria as attorney-in-fact.


                                 EXHIBIT INDEX


 EXHIBIT NUMBER                                   DESCRIPTION OF EXHIBIT
 --------------                                   ----------------------

       4.1       Amended and Restated Certificate of Incorporation of L-3 Communications Holdings,
                 Inc. (incorporated by reference to Exhibit 3.1 to Registration Statement on Form S-1,
                 File No. 333-46975).

       4.2       By-Laws of L-3 Communications Holdings, Inc. (incorporated by reference to
                 Exhibit 3.2 to Registration Statement on Form S-1, File No. 333-46975).

       5.1       Opinion of Simpson Thacher & Bartlett regarding the legality of the newly issued stock being registered.

      23.1       Consent of PricewaterhouseCoopers LLP, independent auditors

      23.2       Consent of Simpson Thacher & Bartlett (included in their opinion filed as Exhibit 5.1 hereto).

      24         Power of Attorney (included in Part II of this Registration Statement).
